EXHIBIT 3ii(h)

BYLAWS

OF

NATIONAL WESTERN LIFE INSURANCE COMPANY

ARTICLE I
Offices

Section 1.01.  Home Office.
The Home Office of the Company shall be in Denver, Colorado.

Section 1.02.  Other Offices.
The Corporation may also have offices at such other places, both within and without the State of Colorado, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
Meetings of Stockholders

Section 2.01.  Place.
Meetings of shareholders for any purpose may be held at such time and place, within or without the State of Colorado, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof, except as may be provided by law.

Section 2.02.  Annual Meetings.
An annual meeting of the stockholders shall be held after March 31 but not later than July 31 of each calendar year, at a date to be selected by the Board of Directors, at which time the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2.03.  Special Meetings.
Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation or  by these Bylaws, may be called  by the Chairman of the Board of Directors or the President, the Board of Directors, or the holders of not less than one-fourth of all the shares entitled to vote at the meeting.

Section 2.04.  Notice.
Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting.

Section 2.05.  Quorum.
The shareholders present in person or represented by proxy at any meeting, whether or not there shall be a quorum, shall have power to adjourn or recess the meeting from time to time, without notice other than announcement at the meeting.  At such adjourned or recessed meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.06.  Majority Vote.
When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.07.  Stockholders Entitled to Vote.
Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation.  At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder, or by his duly authorized attorney-in-fact.  Such proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting.  The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten nor more than seventy days prior to such meeting, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than forty-five days prior to such meeting.  In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

ARTICLE III
Directors

Section 3.01.  Authority.
The business and affairs of the Corporation shall be managed by its Board of Directors, who may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 3.02.  Number and Election.
The Board of Directors shall consist of not less than seven (7) and not more than twenty-seven (27) Directors, none of whom need be residents of the State of Colorado.  The Directors shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each Director elected shall hold office until his successor shall be elected and shall qualify.

Section 3.03.  Removal.
Any Director may be removed, either for or without cause, at any special meeting of shareholders by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such Director, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.  Any Director may be removed, either for or without cause, at any meeting of Directors by the affirmative vote of two-thirds of all members of the Board of Directors.  If any vacancies occur in the Board of Directors because of death, resignation, retirement, disqualification, or removal from office of any Director or otherwise, a majority of the Directors then in office, though less than a quorum, may choose a successor or successors, or a successor or successors may be chosen at a special meeting of shareholders called for that purpose; and each successor Director so chosen shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of Directors may be filled by election at any meeting of shareholders, or may be filled by affirmative vote of a majority of all members of the Board of Directors then in office.

Section 3.04.  Method of Election.
Directors shall be elected by plurality vote.  Cumulative voting shall not be permitted.

Section 3.05.  Place of Meetings.
Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Colorado, except as may be provided by law.

Section 3.06.  First Meeting.
The first meeting of each newly-elected Board shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the Directors then elected and serving such time or place shall be changed.

Section 3.07.  Regular Meetings.
Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 3.08.  Special Meetings.
Special meetings of the Board of Directors may be called by either the Chairman of the Board or President or Secretary, on three days' notice to each Director, either personally or by mail or by telegram.  Special meetings shall be called by either the Chairman of the Board, President, or Secretary, in like manner and on like notice, on the written request of four or more Directors.  Except as may be otherwise expressly provided by statute or by the Articles of Incorporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting of Directors need be specified in a notice or waiver of notice.

Section 3.09.  Quorum.
At all meetings of the Board of Directors, the presence of a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of any business except any matter which, under these Bylaws, is to be done or performed by a majority of all members of the Board of Directors.  If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.10.  Executive Committee.
The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee to consist of Directors of the Corporation, one of whom shall be either the Chairman of the Board of Directors or the President.  The Executive Committee shall have and may exercise all the authority of the Board of Directors in the management of the business and affairs of the corporation, except where action of a majority of all members of the Board of Directors is required by statute or by the Articles of Incorporation or by these Bylaws, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it.

Section 3.11.  Executive Committee Minutes.
The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 3.12.  Compensation.
Directors, by resolution of the Board, shall receive a fixed sum, and expenses of attendance if any, for attendance at each regular or special meeting of the Board and, in addition thereto, may receive a retainer for their services, the amount to be authorized by resolution of the Board of Directors; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Members of the Executive Committee may, by resolution of the Board of Directors, be allowed a fixed sum, and expenses of attendance if any, for attendance at the Committee's meetings.

Section 3.13.  Other Committees.
The Board may name and appoint such other special committees composed of Directors, officers, or employees of the Company as it deems necessary and important to the affairs of the Company, and may vest in such committees such authority as it deems appropriate to the functions of the Company.

ARTICLE IV
Officers

Section 4.01.  Number.
The officers of the Corporation shall be elected by the Directors and shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer.  The Board of Directors may also choose one or more Assistant Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers.  Any two or more offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person.

Section 4.02.  Election.
The Board of Directors at its first meeting after each annual meeting of shareholders shall elect the said officers, and the Chairman of the Board and the President shall be elected by the Board from its members.

Section 4.03.  Additional Officers.
The Board of Directors may appoint such other officers as its shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4.04.  Salaries.
The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 4.05.  Removal.
Each officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his death or until his resignation or removal from office.  Any officer elected or appointed by the Board of Directors may be removed at any time by the vote of the Board of Directors.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

Section 4.06.  Chairman of the Board.
The Chairman of the Board shall be the Chief Executive Officer of the Company and shall preside at all meetings of the Board of Directors and shareholders.  He shall have general and active management responsibilities of the business and affairs of the Company, and shall see that all orders and resolutions of the Board are carried into effect, and shall perform such other duties and have such other powers as the Bylaws, Board of Directors, or Executive Committee may prescribe.

Section 4.07.  The President.
The President, in the absence or disability of the Chairman of the Board, shall perform the duties and exercise the powers of the Chairman of the Board.  He shall be the principal administrative officer of the company, his activities as such subject to the direction and approval of the Chief Executive Officer, and shall be responsible for the implementation of the details of managing the administrative affairs of the Company, and shall perform such other duties and have such other powers as the Bylaws, Board of Directors, or Executive Committee may prescribe.

Section 4.08.  Vice Presidents.
Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or President may from time to time delegate to him.

Section 4.09.  Secretary.
The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for the purpose and shall perform like duties for the Executive Committee.  He shall give, or cause to be given, notice of all meetings of the shareholders and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer or President, under whose supervision he shall be.  He shall keep in safe custody the minute book and seal of the corporation and affix the seal to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

Section 4.10.  Assistant Secretaries.
Each Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or President may from time to time delegate to him.

Section 4.11.  Treasurer.
The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements of the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer or President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as the Board of Directors may prescribe.

Section 4.12.  Assistant Treasurers.
Each Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or President may from time to time delegate to him.

ARTICLE V
Stock and Stock Certificates

Section 5.01.  Stock Shares With and Without Certificates; Direct Registration Program.

(1)
At the option of the shareholder, shares of the Company may, but need not, be represented by certificates.  Unless some statute expressly provides otherwise, the rights and obligations of shareholders are not affected by the fact that their shares are not represented by certificates.  The Company is hereby authorized to issue any and all of its shares, classes, or series, with or without certificates.  The authorization does not affect shares already represented by certificates until they are surrendered to the Company.

(2)
Certificates.  Certificates in such form as may be determined by the Board of Directors may be delivered representing shares to which shareholders are entitled.  Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.  Each certificate shall state on the face thereof the holder’s name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value.  They shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof.  If any certificate is countersigned by a transfer agent or a transfer clerk, the signature of any such officer may be facsimile.

(3)
Uncertificated Shares.  The issuance of shares that are not represented by physical certificates are eligible to participate in the Direct Registration Program of the transfer agent and the Depository Trust Corporation.  Within a reasonable time after the issuance or transfer of shares without certificates, the Company’s Transfer Agent shall send to the shareholder a written statement containing the following information:  (a) The name of the Company and that it is incorporated under the laws of the State of Colorado; (b) the name of the person who is the shareholder; (c) the number and class of shares evidenced by the statement, and the description of the series; and (d) a summary of the designations, preferences, limitations, and relative rights applicable to each class, the variation in preferences, limitations, and rights determined for each series, and the authority of the Board of Directors to determine variations for future classes or series.

Section 5.02.  Lost Certificates.
The Board of Directors may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates to be lost or destroyed.   When  authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or  destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 5.03.  Transfer of Shares.
Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney.  Upon surrender to the Corporation, or the Transfer Agent of the Corporation, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation or the Transfer Agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 5.04.  Registered Shareholders.
The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI
General Provisions

Section 6.01.  Dividends.
Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting.  Dividends may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of the statutes and the Articles of Incorporation.  The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than forty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than forty days prior to the payment date of such dividend.  In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

Section 6.02.  Reserves.
There may be created by resolution of the Board of Directors out of the earned surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the Directors shall think beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 6.03.  Checks.
All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 6.04.  Seal.
The Corporation seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal."  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

Section 6.05.  Indemnification.

Subsection 6.05.1.  Definitions.  In this Section:

(a)
"Indemnitee" means (i) any present or former Director or officer of the Corporation, (ii) any person who, while serving in any of the capacities referred  to in clause  (i) hereof,  served at the Corporation's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) and (ii) hereof.

(b)
"Official Capacity" means (i) when  used  with  respect to a  Director, the office  of Director of the Corporation,  and (ii)  when used  with  respect to a person other than a Director,  the  elective or appointive office  of the Corporation held by such  person or the employment or agency  relationship undertaken  by such  person  on  behalf  of the Corporation,  but in each case does not include service for  any other foreign  or  domestic corporation or any partnership, joint venture, sole  proprietorship,  trust,  employee benefit plan,  or  other enterprise.

(c)
"Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investi-gative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead  to such an action, suit, or proceeding.

Subsection 6.05.2.  Indemnification.  The Corporation shall indemnify every indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement, and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding to which he was, is, or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving  or having served, or having been nominated or designated to serve, in any of the capacities referred to in Subsection 6.05.1., if it is determined in accordance with Subsection 6.05.4. that the Indemnitee (i) conducted himself in good faith,  (ii) reasonably believed,  in the case of conduct in his official capacity, that his conduct was in the Corporation's best interests and, in  all other cases,  that his conduct  was at least  not opposed to the Corporation's  best interests,  and  (iii)  in  the  case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event a determination is made that a person is entitled to indemnification pursuant to this Subsection 6.05.2. in connection with a proceeding brought by or on  behalf of the  Corporation,  such indemnification shall be limited to the reasonable expenses (including court costs and attorney's fees) actually incurred by the Indemnitee in connection with the proceeding.  No indemnification shall be made under this Subsection 6.05.2. in respect of any judgment, penalty, fine,  or amount paid in settlement in connection with any proceeding in which such Indemnitee shall have been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to the Corporation.  The termination of any proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (i), (ii), or (iii) in the first sentence of this Subsection 6.05.2.

Subsection 6.05.3.  Successful Defense.  Without limitation of Subsection 6.05.2. and in addition to the indemnification provided for in Subsection 6.05.2., the Corporation shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section 6.05.1., if such person has been wholly successful, on the merits or otherwise, in defense of the proceeding.

Subsection 6.05.4.  Determinations.  Any indemnification under Subsection 6.05.2. (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct.  Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who, at the time of such vote, are not named defendants or respondents in the proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, duly designated to act in the matter by a majority vote of all Directors (in which designation Directors who are named defendants or respondents in the proceeding may participate), such committee to consist solely of two or more Directors who, at the time of the committee vote, are not named defendants or respondents in the proceeding; (c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in clauses (a) or (b) of this Subsection 6.05.4., or, if the requisite quorum of all of the Directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the Directors (in which Directors who are named defendants or respondents in the proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by Directors that are named defendants or respondents in the proceeding.  Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that, if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be by special legal counsel.  In the event a determination is made under this Subsection 6.05.4. that the Director or officer has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

Subsection 6.05.5.  Advancement of Expenses.  Reasonable expenses (including court costs and attorneys' fees) incurred by an Indemnitee who was or is a witness or was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such proceeding after a determination is made in the manner specified by Subsection 6.05.4. that the facts then known to those making the determination (without undertaking further investigation for purposes thereof) do not establish that  indemnification would be impermissible under Subsection 6.05.2. and upon receipt by the Corporation of (i) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation under this Article and (ii) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Corporation if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.  Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured, and it may be accepted without reference to financial ability to make repayment.  Notwithstanding any other provision of this Section, the Corporation may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a proceeding at a time when he is not named a defendant or respondent in the proceeding.

Subsection 6.06.6.  Employee Benefit Plans.  For purposes of this Section, the Corporation shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan.  Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines.  Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

Subsection 6.05.7.  Other Indemnification and Insurance.  The indemnification provided by this Section shall (i) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Corporation's Articles of Incorporation, any law, agreement, or vote of shareholders or disinterested Directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any Indemnitee, both as to action in his official capacity and as to action in any other capacity, (ii) continue as to a person who has ceased  to be  in the capacity by reason of  which he was an Indemnitee with respect to matters arising during the period he was in such capacity, and (iii) inure to the benefit of the heirs, executors, and administrators of such a person.

Subsection 6.05.8.  Notice.  Any indemnification of or advance of expenses to a present or former Director of the Corporation in accordance with this Article shall be reported in writing to the shareholders of the Corporation with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

Subsection 6.05.9.  Construction.  The  indemnification  provided by this Section shall be  subject  to all  valid  and  applicable laws,  including,  without limitation, Article 7-3-101.5 of the Colorado Corporation Code, and, in the event this Section or  any of the  provisions hereof or the  indemnification  contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control, and this Section shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

Subsection 6.05.10.  Continuing Offer, Reliance, etc.  The provisions of this Section (i) are for the benefit of, and may be enforced by, each Director and officer of the Corporation, the  same as if set forth in their entirety in a written instrument duly executed and delivered by the Corporation and such Director or officer and (ii) constitute a continuing offer to all present and future Directors and officers of the Corporation.  The Corporation, by its adoption of these Bylaws, (i) acknowledges and agrees that each present and future Director and officer of the Corporation has relied upon and will continue to rely upon the provisions of this Article in accepting and serving in any of the capacities referred to in Subsection 6.05.1. of this Section, (ii) waives reliance upon, and all notices of acceptance of, such provisions by such Directors and officers, and (iii) acknowledges and agrees that no present or future Director or officer of the Corporation shall be prejudiced in his right to enforce the provisions of this Section in accordance with their terms by any act or failure to act on the part of the Corporation.

Subsection 6.05.11.  Effect of Amendment.  No amendment, modification, or repeal of this Section or any provision hereof shall in any manner terminate, reduce, or impair the right of any past, present, or future Director or officer of the Corporation to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such Director or officer, under and in accordance with the provisions of the Section as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification, or repeal, regardless of when such claims may arise or be asserted.

Section 6.06.  Notices.  Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any Director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given  in  writing, by mail, postage prepaid, addressed to such Director or shareholder at such address as appears on the books of the Corporation.  Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be thus deposited in the United States mail as aforesaid.

Section 6.07.  Waiver of Notice.
Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

Section 6.08.  Bond.
Each officer and each employee shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement, or removal from office of all books, papers, vouchers, money, and other property, of whatever kind, in his possession or under his control belonging to the Corporation.  The Corporation shall pay all insurance premiums for such bonds.

Section 6.09.  Approval of Acts.
The Corporation shall be deemed to have waived any claim against any officer of the Corporation for any act or deed approved or ratified by the Board of Directors, and the Corporation and all stockholders shall be deemed to have waived any claim against any Director or officer of the Corporation for any act or deed approved or ratified by a majority of the stockholders present in person or by proxy at any meeting of stockholders of the Corporation, whether or not such meeting was called for such purpose and whether or not the notice of such meeting specified that such matter is to be considered or voted upon.

ARTICLE VII
Amendments

Section 7.01.  By Stockholders.
These Bylaws may be altered, amended, or repealed at any meeting of the shareholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares present or represented at such meeting and entitled to vote thereat.

Section 7.02.  By Directors.
These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal be contained in the notice of such meeting.

As Amended April 27, 1971
And on                      June 21, 1972
And on                      November 13, 1974
And on                      November 15, 1979
And on                      May 21, 1980
And on                      December 30, 1986
And on                      August 24, 2007
And on                      March 22, 2010